Exhibit 10.1
ALLIANCE SEMICONDUCTOR CORPORATION
2575 Augustine Drive
Santa Clara, CA 95054-2914
December 1, 2005
Melvin L. Keating
     Re:                     EMPLOYMENT AGREEMENT
Dear Mel:
     On behalf of Alliance Semiconductor Corporation, a Delaware corporation (the “Company”), I am pleased to offer you the position of Interim President, Chief Executive Officer and Chief Financial Officer of the Company. Your employment by the Company shall be governed by the following terms and conditions (this “Agreement”):
     1.      Duties and Scope of Employment.
          (a)      Position. For the term of your employment under this Agreement (your “Employment”), the Company agrees to employ you in the position of Interim President, Chief Executive Officer and Chief Financial Officer. You will report to the Company’s Board of Directors. You will be working out of the Company’s office in Santa Clara, California.
          (b)      Obligations to the Company. During your Employment, you shall devote your full business efforts and time to the Company. During your Employment, without the prior written approval of the Company’s Board of Directors you shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. Notwithstanding the foregoing, you may serve on corporate, civic or charitable boards or committees, without such advance written consent, provided that such activities do not individually or in the aggregate significantly interfere with the performance of your duties under this Agreement. You shall comply with the Company’s policies and rules, as they may be in effect from time to time during your Employment.
          (c)      No Conflicting Obligations. You represent and warrant to the Company that you are under no obligations or commitments, whether contractual or otherwise, that are inconsistent with your obligations under this Agreement. You shall not use or disclose, in connection with your Employment, any trade secrets or other proprietary information or intellectual property in which you or any other person has any right, title or interest and that your Employment will not infringe or violate the rights of any other person. You represent and warrant to the Company that you have returned all property and confidential information belonging to any prior employer.

          (d)      Commencement Date. You shall commence full-time Employment as soon as reasonably practicable and in no event later than December 1, 2005.
     2.      Cash and Incentive Compensation.
          (a)      Salary. The Company shall pay you as compensation for your services an initial base salary at a monthly rate of $35,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. The compensation specified in this Subsection (a), together with any modifications in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Salary.”
          (b)      Stock Options. Subject to the approval of the Board, the Company shall grant you a stock option covering 100,000 shares of the Company’s Common Stock (the “Option”). The Option shall be granted on the date of this Agreement. The exercise price of the Option shall be equal to the fair market value of such stock on the date of grant, as determined in good faith by the Board. The term of the Option shall be 10 years, subject to earlier expiration in the event of the termination of your Employment. The Option is subject to a one-year cliff and vests ratably annually over five years subject to continuous service. The Option shall be subject to the other terms and conditions set forth in the Company’s 2002 Stock Option Plan (the “Stock Plan”) and in the Company’s standard form of Stock Option Agreement.
          (c)      Acceleration Benefit. Please note that the Option will be subject to accelerated vesting upon a Change of Control (as defined in the Stock Option Agreement) only as explicitly set forth in the Stock Option Agreement; provided, however, that in order to be eligible for such acceleration of vesting benefit, you must execute the Company’s standard form of release of all claims agreement.
     3.      Vacation/PTO and Employee Benefits. During your Employment, you shall be eligible to accrue paid vacation / paid time off in accordance with the Company’s vacation/PTO policy, as it may be amended from time to time. During your Employment, you shall be eligible to participate in the Salary Savings Plan (the “401(k) Plan”), subject to the generally applicable terms and conditions of the plan and to the determinations of any person or committee administering such plan, and you shall be covered under a standard life insurance policy. Additionally, beginning September 2, 2006, you shall be eligible to participate in all other employee benefit plans maintained by the Company subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.
     4.      Business Expenses. During your Employment, the Company shall reimburse you for out-of-pocket expenses as and to the extent specified in Attachment B. In addition, as a condition to receipt of expense reimbursement, you are required to submit to the Company reasonable written evidence that the amount involved was both reasonable and necessary to the performance of your duties under the Employment.

     5.      Termination.
          (a)      Termination of Employment. The Company may terminate your Employment at any time and for any reason (or no reason) and with or without Cause. In the event the Company terminates your Employment before the six month anniversary of the date of this Agreement, the Company shall pay you the base salary for the period that is six months less the period of your Employment, on a pro rated basis. You may terminate your Employment by giving the Company 30 days’ advance notice in writing. Your Employment shall terminate automatically in the event of your death. The termination of your Employment shall not limit or otherwise affect your obligations under Section 6.
          (b)      Employment at Will. Your Employment shall be “at will,” meaning that either you or the Company shall be entitled to terminate your Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to you shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between you and the Company on the “at-will” nature of your Employment, which may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.
          (c)      Rights Upon Termination. You shall only be entitled to the compensation and benefits earned and the reimbursements described in this Agreement for the period preceding the effective date of the termination.
     6.      Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when your Employment terminated for any reason, you shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on your own behalf or on behalf of any other person or entity) either (i) any employee or any consultant of the Company or any of the Company’s affiliates or (ii) the business of any customer of the Company or any of the Company’s affiliates.
     7.      Pre-Employment Conditions.
          (a)      Waiver. You hereby amend and restate and waive the notice period and all other requirements for the termination of the Consulting Agreement between the Company and you dated November 4, 2005, including and not limited to the payment set forth in paragraph C of Exhibit B thereto.
          By initialing where indicated below, you hereby confirm your acceptance of this Section 7(a).
          /s/MLK
          Employee
          (b) Confidentiality Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of the Company’s Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the “Confidentiality Agreement”), prior to or on your Start Date.
          (c) Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your Start Date, or our employment relationship with you may be terminated.

          (d) Verification of Information. This offer of employment is also contingent upon the successful verification of the information you provided to the Company during your application process, as well as a general background check performed by the Company to confirm your suitability for employment. By accepting this offer of employment, you warrant that all information provided by you is true and correct to the best of your knowledge, and you expressly release the Company from any claim or cause of action arising out of the Company’s verification of such information. You have a right to review copies of any public records obtained by the Company in conducting this verification process unless you check the box on the signature page below.
     8. Successors.
          (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this
          Agreement, the term “Company” shall include any successor to the Company’s business or assets that becomes bound by this Agreement.
          (b) Your Successors. This Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     9. Miscellaneous Provisions.
          (a) Indemnification. The Company shall indemnify you to the maximum extent permitted by applicable law and the Company’s Bylaws with respect to your service and you shall also be covered under a directors and officers liability insurance policy paid for by the Company to the extent that the Company maintains such a liability insurance policy now or in the future.
          (b) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In your case, mailed notices shall be addressed to you at the home address that you most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
          (c) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than you). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof.
          (e) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.
          (f) Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California without giving effect to provisions governing the choice of law. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the “Law”) then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.
          (g) No Assignment. This Agreement and all of your rights and obligations hereunder are personal to you and may not be transferred or assigned by you at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

     We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company’s offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated original copy of the Confidentiality Agreement, on or before December 1, 2005. The Company requests that you begin work in this new position on or before December 1, 2005. Please indicate the date (either on or before the aforementioned date) on which you expect to begin work in the space provided below (the “Start Date”).

Very truly yours,

ALLIANCE SEMICONDUCTOR CORPORATION

By:	/s/	Bryant R. Riley Bryant R. Riley
Title:	Member, Compensation
Committee Board of Directors

By:	/s/	Alan B. Howe Alan B. Howe
Title:	Member, Compensation
Committee Board of Directors

Address:		2575 Augustine Drive Santa Clara, CA 95054-2914
ACCEPTED AND AGREED:
MELVIN L. KEATING
/s/ Melvin L. Keating
(Signature)
December 1, 2005
Date
I hereby waive my right to receive any public records as described above.
Anticipated Start Date: December 1, 2005
Attachment A: Confidential Information and Invention Assignment Agreement

ATTACHMENT A
CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT
(See Attached)

ATTACHMENT B
EXPENSES
The Company shall reimburse the employee for the following out-of-pocket expenses that the employee actually incurs in the course of performing his duties under the Employment: reasonable living expenses while in Santa Clara, California (including, but not limited to: meals, vehicle rental, hotel or other accommodations, plus commuting expenses related to regular visits to the employee’s home or to similar locations). The employee shall submit to the Company monthly a detailed statement (including bills over $35.00 in amount, receipts and other appropriate backup materials) of the out-of-pocket expenses that the employee actually incurs in the performance of his duties under the Employment and for which the employee is seeking reimbursement (within seven (7) days after the close of each calendar month) as incurred. Within seven (7) days of the receipt of such statement, the Company shall approve and pay such expenses or notify the employee that it disapproves in whole or in part the employee’s request for reimbursement. In the event that the Company disapproves in whole or in part the employee’s request for reimbursement, it shall provide the employee with the reasons for such disapproval. The employee expressly acknowledges and agrees that under no circumstances shall out-of-pocket expenses include clerical support, office rent, utilities, furniture, computers, basic phone service, or other routine expenses related to the normal administration of the employee’s office.